UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 13, 2013

NorthStar Healthcare Income, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-170802	No. 27-3663988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
On September 13, 2013, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), through a subsidiary, completed the purchase of an $11.25 million senior loan secured by a senior care facility (the “Senior Loan”) located in Madera, California. Previously NorthStar Healthcare held $5.25 million of the Senior Loan through purchases of multiple pari passu participations (“Previous Participations”). NorthStar Healthcare completed its acquisition of the entire Senior Loan by purchasing an additional $6.00 million participation interest (the “Remaining Participation”) in the Senior Loan and then terminating the related participation agreement, making NorthStar Healthcare the sole owner of the Senior Loan with full control rights. The Senior Loan was originated on February 15, 2013 by an affiliate of NorthStar Realty Finance Corp., NorthStar Healthcare’s sponsor (the “Sponsor”). The Senior Loan was purchased at the Sponsor’s cost basis and was approved by NorthStar Healthcare’s independent directors consistent with its conflict of interest policy.
The Senior Loan is secured by a 112-unit mixed independent living, assisted living and memory care facility located in Madera, California (the “Property”). The Property is situated in the middle of a 40-acre upscale single-family home and multi-use area and is also located three miles from the Madera Community Hospital. The Property is managed by an experienced operator who manages 47 properties, 33 of which are in California.
The Senior Loan bears interest at a floating rate of 7.0% over the one-month London Interbank Offered Rate (the “LIBOR Rate”), but at no point shall the LIBOR Rate be less than 1.0%, resulting in a minimum interest rate of 8.0% per annum. NorthStar Healthcare will earn a fee equal to 1.0% of the outstanding principal amount at the time of repayment.
The initial term of the Senior Loan is 36 months, with two one-year extension options available to the borrower, subject to the satisfaction of certain performance tests and the borrower paying a fee equal to 0.50% of the amount being extended for each extension option. The Senior Loan may be prepaid after the first 21 months, provided the borrower pays the remaining interest due on the amount prepaid through month 24. Thereafter, the Senior Loan may be prepaid in whole or in part without penalty.
The Property’s loan-to-value ratio (“LTV Ratio”) was approximately 70% at the time of origination. The LTV Ratio is the amount loaned to the borrower net of reserves funded and controlled by NorthStar Healthcare and its affiliates, if any, over the appraised value of the Property at origination.
Safe Harbor Statement
Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “may,” “could” and “should” and similar expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements may not materialize or may vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the ability of the operator of the Property to effectively manage the Property, the ability of the borrower to comply with the terms of the Senior Loan, whether the borrower determines to extend the Senior Loan, the change in market rents for mid-acuity senior housing facilities in Madera, California, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in NorthStar Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. NorthStar Healthcare expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.
Date: September 17, 2013	By:	/s/ Ronald J. Lieberman Ronald J. Lieberman Executive Vice President, General Counsel and Secretary